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                                                                 EXHIBIT 23(a)











                      CONSENT OF INDEPENDENT ACCOUNTANTS



        We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 1, 1995, except as to the stock dividend described in Note 1 which is as of March 17, 1995, appearing on page F-1 of General Host Corporation's Annual Report on Form 10-K/A for the year ended January 29, 1995. We also consent to the references to us under the heading "Experts" in such Prospectus.






Price Waterhouse LLP
February 9, 1996
Detroit, Michigan